Exhibit 10.104

AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT (the “Amendment”) is made as of this 17th day of July, 2015, by and among Naomi L. Balcombe, Robert Whittel (collectively, “Sellers”), on the one hand, and Twinlab Consolidation Corporation, a Delaware corporation (“Buyer”) on the other hand.

WHEREAS, Sellers and Buyer are parties to that certain Unit Purchase Agreement, dated September 2, 2014, the “Purchase Agreement”);

WHEREAS, Sellers and Buyer wish to amend the Purchase Agreement; and

WHEREAS, Sellers and Buyer wish to reflect their agreement regarding the Company entering into an employment agreement with Michael Bryce.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows (capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement):

1.          The parties agree that no portion of the Purchase Price will be deposited into escrow under the Escrow Agreement, or otherwise. All references in the Purchase Agreement to the “Escrow Amount”, including, without limitation the defined term “Escrow Amount”, are hereby deleted, and the Purchase Agreement is hereby amended, mutatis mutandis, accordingly. The parties agree to work in good faith with each other and the Escrow Agent to amend the Escrow Agreement so as to conform it to the provisions of this Section 1.

2.          Section 2.02(b)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(i)           Buyer shall deliver to Sellers the Cash Payment (less $100,000, such amount being the amount of the deposit paid by Buyer to Sellers pursuant to the Option Agreement), to such account designated in writing by Sellers, by wire transfer of immediately available funds.

3.          A new Section 10.03 is hereby inserted into the Purchase Agreement, to read in its entirely as follows:

Section 10.03 Breakup Fee. Notwithstanding any other provisions of this Agreement or the Option Agreement, including, without limitation, Section 10.02, and Section 4(c) of the Option Agreement, if Buyer exercises the Option and the Closing does not occur on or prior to the Purchase Expiration Date, Buyer shall pay to Sellers, no later than five (5) Business Days after the Purchase Expiration Date, a breakup fee in the amount of Five Hundred Thousand Dollars ($500,000), which breakup fee shall be delivered to an account designated in writing by Sellers, by wire transfer of immediately available funds; provided that such breakup fee shall not be payable if the Closing does not occur on account of any of the following:

(a)   this Agreement terminates pursuant to Section 10.01(a) or Section 10.01(d)(i);

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(b)   Sellers fail to comply with the covenants set forth in Section 6.11;

(c)   there shall have occurred a Material Adverse Effect or a Material Adverse Event (as defined in the Option Agreement);

(d)   a Governmental Authority shall have issued any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereby to be rescinded following completion thereof; or

(e)   all material consents of, or registrations, declarations or filings with, any Governmental Authority required to be obtained by Sellers or the Company for the consummation of the transactions contemplated by this Agreement shall not have been obtained or filed.

For purposes of clarity, this Section 10.03 shall not restrict, limit or in any other way affect the provisions of Section 8.01 or Section 10.01(b), and Sellers agree that this Section 10.03 serves only to provide for a breakup fee as Sellers’ sole and exclusive remedy if Buyer exercises the Option and fails to close on the transactions contemplated hereby for any reason other than those set forth in this Section 10.03.

4.           Buyer agrees that the Company’s entering into an employment agreement (including the Management Incentive Unit Agreement attached thereto) attached hereto as Exhibit A shall not be deemed to be a breach or violation of any of the terms of the Purchase Agreement or the Option Agreement.

5.           Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement shall remain in full force and effect.

6.           This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. A signed, including electronically signed, copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the day and year first written above.

SELLERS:	BUYER:

/s/ Naomi L. Balcombe	TWINLAB CONSOLIDATION
Naomi L. Balcombe	CORPORATION

/s/ Robert G. Whittel
Robert G. Whittel	By:	/s/ Thomas A. Tolworthy
Name: Thomas A. Tolworthy
Title: CEO

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